Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Senior Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS FIRST QUARTER FISCAL YEAR 2013 RESULTS

Greenville, South Carolina (July 26, 2012) - KEMET Corporation (the “Company”) (NYSE: KEM) today reported preliminary results for the first fiscal quarter ended June 30, 2012.  Net sales for the quarter ended June 30, 2012 were $223.6 million, which is a 6.2% increase over the quarter ended March 31, 2012 and a 22.8% decrease over the same quarter last fiscal year.

On a U.S. GAAP basis, the net loss was $17.8 million, or $0.40 loss per basic and diluted share for the first quarter of fiscal year 2013 compared to net income of $31.8 million or a $0.61 per diluted share for the same quarter last year. The first quarter of fiscal year 2013 includes $1.8 million of net foreign exchange loss, $1.7 million in ERP integration costs, $1.4 million of plant start-up costs, $1.3 million of restructuring charges primarily associated with termination benefits in Weymouth, United Kingdom, and $0.5 million in acquisition related fees.  The first quarter of fiscal year 2012 includes $1.0 million of restructuring charges primarily associated with the relocation of production equipment, and $0.8 million in acquisition related expenses and stock registration related fees.

Non-U.S. GAAP adjusted net loss was $8.8 million or $0.20 loss per basic and diluted share for the first quarter of fiscal year 2013 compared to a $37.0 million Non-U.S. GAAP adjusted net income or $0.71 per diluted share for the same quarter last year.

“We are pleased that our revenue this quarter exceeded expectations and that it appears it will remain stable in the near-term, however; the economic slowdown has continued to provide headwinds for us, especially in Europe, “ said Per Loof KEMET’s Chief Executive Officer.  “We are focused on achieving improvement in our operating margins throughout the remainder of our fiscal year returning to profitability at the current level of business,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning October 1, 2012, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) equity method investments expose us to a variety of risks; (ix) acquisitions and other strategic transactions expose us to a variety of risks; (x)  the inability to attract, train and retain effective employees and management; (xi) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting our access to capital; (xvi) the need to reduce the total costs of our products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in our debt agreements that limit our flexibility in operating our business; and (xix) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended
	June 30, 2012	June 30, 2011

Net sales	$223,632	$289,856

Operating costs and expenses:
Cost of sales	191,321	210,504
Selling, general and administrative expenses	27,255	30,276
Research and development	7,733	7,086
Restructuring charges	1,264	1,025
Net loss on sales and disposals of assets	104	123
Total operating costs and expenses	227,677	249,014
Operating income (loss)	(4,045)	40,842

Other (income) expense:
Interest income	(31)	(43)
Interest expense	10,457	7,400
Other expense, net	1,511	(95)
Income (loss) before income taxes	(15,982)	33,580
Income tax expense	1,771	1,731
Net income (loss)	$(17,753)	$31,849

Net income (loss) per share:
Basic	$(0.40)	$0.81
Diluted	$(0.40)	$0.61

Weighted-average shares outstanding:
Basic	44,808	39,452
Diluted	44,808	52,338

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$187,846	$210,521
Accounts receivable, net	106,168	104,950
Inventories, net	216,303	212,234
Prepaid expenses and other	34,460	32,259
Deferred income taxes	6,958	6,370
Total current assets	551,735	566,334
Property and equipment, net of accumulated depreciation of $765,629 and $761,522 as of June 30, 2012 and March 31, 2012, respectively	310,586	315,848
Goodwill	36,676	36,676
Intangible assets, net	40,402	41,527
Other assets	17,371	15,167
Total assets	$956,770	$975,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,535	$1,951
Accounts payable	86,556	74,404
Accrued expenses	69,834	89,079
Income taxes payable	2,186	2,256
Total current liabilities	160,111	167,690
Long-term debt, less current portion	359,751	345,380
Other non-current obligations	96,890	101,229
Deferred income taxes	5,448	2,257

Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at June 30, 2012 and March 31, 2012	465	465
Additional paid-in capital	465,685	470,059
Retained deficit	(98,806)	(81,053)
Accumulated other comprehensive income	4,227	12,020
Treasury stock, at cost (1,601 and 1,839 shares at June 30, 2012 and March 31, 2012, respectively)	(37,001)	(42,495)
Total stockholders’ equity	334,570	358,996
Total liabilities and stockholders’ equity	$956,770	$975,552

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Quarters Ended
	June 30, 2012	June 30, 2011
Net income (loss)	$(17,753)	$31,849
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,656	11,159
Amortization of debt discount and debt issuance costs	971	1,044
Net loss on sales and disposals of assets	104	123
Stock-based compensation expense	1,264	1,191
Change in deferred income taxes	122	270
Change in operating assets	(12,029)	(21,298)
Change in operating liabilities	(5,490)	(19,193)
Other	(52)	183
Net cash provided by (used in) operating activities	(21,207)	5,328

Investing activities:
Capital expenditures	(13,101)	(5,738)
Acquisition, net of cash received	(1,439)	(11,584)
Net cash used in investing activities	(14,540)	(17,322)

Financing activities:
Proceeds from issuance of debt	15,825	—
Payments of long-term debt	(1,576)	(3,015)
Net borrowings (payments) under other credit facilities	—	(3,081)
Proceeds from exercise of stock options	41	16
Debt issuance costs	(275)	(29)
Net cash provided by (used in) financing activities	14,015	(6,109)
Net decrease in cash and cash equivalents	(21,732)	(18,103)
Effect of foreign currency fluctuations on cash	(943)	50
Cash and cash equivalents at beginning of fiscal period	210,521	152,051
Cash and cash equivalents at end of fiscal period	$187,846	$133,998

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding net foreign exchange gain/loss,  ERP integration costs, plant start-up costs,  stock-based compensation expense, restructuring charges related primarily to equipment moves and employee severance,  amortization related to debt issuance costs and debt discount/premium, acquisition related fees, net loss on sales and disposals of assets, registration related fees and income tax effect on Non-U.S. GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income (loss):

U.S. GAAP to Non-U.S. GAAP Reconciliation

	Quarters Ended
	June 30, 2012	March 31, 2012	June 30, 2011
	(Unaudited) (Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$223,632	$210,668	$289,856

Net income (loss)	$(17,753)	$(11,704)	$31,849
Basic net income (loss) per share	$(0.40)	$(0.26)	$0.81
Diluted net income (loss) per share	$(0.40)	$(0.26)	$0.61

Excluding the following items (Non-U.S. GAAP)

Net income (loss)	$(17,753)	$(11,704)	$31,849
Adjustments:
Net foreign exchange (gain) loss	1,789	(652)	(123)
ERP integration costs	1,676	2,772	1,205
Plant start-up costs	1,361	2,190	—
Stock-based compensation expense	1,264	1,697	1,191
Restructuring charges	1,264	876	1,025
Amortization included in interest expense	971	696	1,044
Acquisition related fees	542	866	610
Net loss on sales and disposals of assets	104	226	123
Registration related fees	20	—	204
Income tax effect of non-U.S. GAAP adjustments (1)	4	(3,991)	(159)
Adjusted net income (loss)(excluding adjustments)	$(8,758)	$(7,024)	$36,969

Adjusted net income (loss) per share (excluding adjustments)
Basic	$(0.20)	$(0.16)	$0.94
Diluted	$(0.20)	$(0.16)	$0.71

(1)          The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction, and includes the income tax affect of law changes related to the utilization of net operating loss carryforwards.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense, and depreciation and amortization expense, adjusted to exclude: net foreign exchange gain/loss,  ERP integration costs, plant start-up costs,  stock-based compensation expense, restructuring charges related primarily to equipment moves and employee severance, acquisition related fees, net loss on sales and disposals of assets, and registration related fees.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	June 30, 2012	June 30, 2011
Net income (loss)	$(17,753)	$31,849

Adjustments:
Interest expense, net	10,426	7,357
Income tax expense	1,771	1,731
Depreciation and amortization	11,656	11,159
Net foreign exchange (gain) loss	1,789	(123)
ERP integration costs	1,676	1,205
Plant start-up costs	1,361	—
Stock-based compensation expense	1,264	1,191
Restructuring charges	1,264	1,025
Acquisition related fees	542	610
Net loss on sales and disposals of assets	104	123
Registration related fees	20	204

Adjusted EBITDA	$14,120	$56,331